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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-61115, Form S-8 No. 33-59771, Form S-8 No. 33-59773 and Form
S-8 No. 33-59767) of Pennsylvania Real Estate Investment Trust of our report dated October 18, 1996, relating to the financial statements of Lehigh Valley Associates which report appears in the Annual Report on Form 10-K for the fiscal year ended August 31, 1996 of Pennsylvania Real Estate Investment Trust.

                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 25, 1996